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                                                                   EXHIBIT 10.72

                                     SUMMARY

         Office and Switch Lease between STAR Telecommunications Deutschland GmbH ("STAR GmbH") and Kallco Projekt Projektges GmbH, 1050 Vienna, for property located at Duckegasse 15, 1220 Vienna, Austria. The lease term begins on February 1, 1999. The lease may be canceled upon three months' notice by either party. STAR GmbH incurs rental charges of approximately 168,000 ATS per month and approximately 32,580 ATS per month in additional expenses. The leased property is approximately 6,467 square feet.

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                                   MIETVERTRAG

Abgeschlossen zwischen

     KALLCO PROJEKT Donaufelderhof Projektentwicklungsges.m.b.H.
     1050 Wien, Schlobgasse 13

(im folgenden kurz, Vermieter" genannt) einerseits und

     STAR Telecommunications GmbH
     1010 Wien, Parkring 10/5

(im folgenden kurz "Mieter" genannt) andererseits wie folgt:

                                    PRAAMBEL

Die KALLCO PROJEKT "Donaufelderhof" Projektentwicklungsges.m.b.H. ist Eigentumerin der Liegenschft Wien 22, Duckegasse/Prandaugasse/TokiostraBe/ArakawastraBe, EZ 3723, KG 01660 Kagran, auf der sie eine Wohnhausanlage samt Geschaftsraumen (Buro-sowle Gewerbeeinheiten, Geschaftslokale, Lager) und Gemeinschaftseinrichtungen (insbesondere Tiefgarage) errichtet. Die Wohnungen sowle einzelne Geschaftsraume werden aus offentlichen Mitteln gefordert. Festehalten wird, daB der Mietgegenstand, uber den der Vorliegende Vertrag geschlossen wird, aufgrund elner Baubewilligung vom 11. Oktober 1996 neu errichtet wird. Die Vertragsparteien stellen einvernehmlich fest daB fur den gegenstandlichen Mietvertrag - unbeschadet der Geltung zwingender Rechtsnormen des MRG - ausschlieBlich die Bestimmungen dieses Vertrages und subsidiar die Bestimmungen des ABGB rechtswirksam sind.

                                1. MIETGEGENSTAND

1.l      Gegenstand dieses Mietvertrages sind:
         Top Nr. II.0.01, EG, Stiege II sowie
         Top Nr. II.2.01 und Top Nr.II.2.02, 2.OG, Stiege I in oben genannter Wohnhausanlage.
         Als Mietgegenstand gilt lediglich der Innenraum der genannten Tops.

1.2 Der beiliegende Plan sowie die beiliegende Bau- und Ausstattungsbeschreibung bilden integrierende Bestandteile dieses Vertrages. Die Nutzflache des Mietgegenstandes betragt im EG ca. 1.440 m2 (Top Nr.II.0.01) sowie im 2.OG ca. 461 m2 (Top Nr.II.2.01) bzw. ca. 70 m2 (Top Nr.II.2.02) und ist Grundlage fur Die vereinbarte Miete. Abwelchungen bis zu +/- 3 %gegenuber dem tatsachlichen AusmaB (NaturmaB) nach Fertigstellung gelten als unwesentlich und werden beiderseits tolerlert. Vom beiliegenden Plan abweichende Zwischenwande oder Einbauten innerhalb des Mietgegenstandes haben keinen EinfluB aufdie vereinbarte Mietflache, gleichgultig ob sie auf Kosten des Mieters oder des Vermleters hergestellt wurden.

1.3 Der Mietgegenstand dient zum Betrieb von Vermittlungsrechnem fur die Festnetz-Telekommunikation im EG bzw. zur Nutzung als Buro im 2.OG eine Anderung des Mietzweckes bedarf der schriftlichen Zustimmung des Vermieters. Der Vermieter haftet fur keine uber den beiliegenden Plan sowie die beiliegende Bau- und Ausstattungsbeschreibung hinausgehende Eignung des Mietgegenstandes. Der Mieter hat samtliche zum Betrieb seiner Tatigkeit spezifisch erforderlichen behordlichen Bewilligungen selbst und auf eigene Kosten einzuholen.

1.4 Die KFZ-Einstellplatze in der Tiefgarage sind nicht Gegenstand dieses Vertrages. Ober sie wird eine Gesonderte Vereinbarung getroffen.

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                                2. VERTRAGSDAUER

2.1 Das Mietverhaltnis beginnt mit Obergabe und wird auf unbefristeteDauer abgeschlossen. Das Mietverhaltnis kann von beiden Vertragspartnem unter Einhaltung einer dreimonatigen Kundigungsfrist zum Ende eines jeden Quartals aufgekundigt werden. Von selten des Vermieters kann neben den Kundigungsgrunden des MRG eine fristlose Kundigung gemaB $ 1118 ABGB ausgesprochen werden. Der Mieter verzichtet fur die ersten zehn Jahre auf die Ausubung seines Kundigungsrechtes. Eine Teilkundigung ist nicht zulassig.

2.2 Der Vermieter ist zur Obergabe des Mietgegenstandes innerhalb von vier Wochen ab seine nacriweislichen Kenntnls von der Veftragsunterzeichnung~ verpflichtet. Der Mieter verpflichtet. sich, den im Zustand It. big. Plan bzw. laut Bau- und Ausstattungsbeschreibung fertiggestelltel Mietgegenstand zu dem vom Vermieter zumindest zwel Wochen irn Voraus bekanntzugebendell Tennin zu ubernehmen. Ab dem auf die Obemahme folgenden Monatsersten ist auch das Mietentgelt falIlig. Verweigert der Mieter die Obernahme, ohne daB Mangel festqesteilt wurden die die weltere Adaptierung bzw. die Benutzung wesentlich behindern~ verzogert dies nicht den Eintritt der Falligkeit des Mietentgeltes. Aus Verzogerungen in der Fertigstellung andere Mietgegenstande bzw. der AuBenanlagen erwachsen dem Mieter keine Anspruche. Auch eine berechtigte Verweigerung der Obernabme begrundet eine Schadenersatzpflicht des Vermieters nur bei Vorliegen von grobem Verschulden.

                                 3. MIETENTGELT

3.1 Das Mietentgelt besteht aus dem Hauptmietzins, den auf den Mietgegenstand entfallender Betriebskosten einschlieblich elnem Pflegebeitrag sowie der Umsatzsteuer.

3.2 Der monatliche Hauptmietzins betragt zum Zeitpunkt des Vertragsabschlusses ATS 188.OOO,- exklusive Umsatzsteuer. Der Hauptmietzins ist wertgesichert. Die Wertanpassung erfolgt jahrlich analog derr Verbraucherprelsindex 1996 oder einem gleichwertigen, an dessen Stelle tretenden Index. Der jeweils fur Juni verlautbarte Index wird dabei dem letzten vor Vertragsunterzeicbnung verlautbarten Juni-index gegenubergestellt. Aufgrund der Wertanpassung erhont sich die Miete jeweils mit 1. Janner des folgenden Jahres, wobel aufgrund der Finanzierungsbedingungen elne jahrliche Mindeststeigerung von 2 % vereinbart wird.

3.3 Die Betriebskosten umfassen samtliche Aufwendungen und offentlichen Abgaben, die fur einen ordnungsgernaBen Gebrauch der Liegenschaft nutzlich oder notwendig sind. Nahere Regelungen hlezu werden im beiliegenden Vertragsbestnndteil "Kostenverteilung" vereinbart. Der Mieter tragt die Betriebskosten mit dem auf das Mietobjeki entftallenden Anteil laut Nutzwert festsetzung. Fur samtliche Objekte in der Wohnbausanlage gilt, daB Umbauten innerhalb der einzeinen Mietgegenstande - gleichigultig ob sie vor oder nach der Obergabe durchgefuhrt werden - keine Anderungen des Nutawertes nach sich ziehen, sofern sie keinen EinfluB auf die ubrigen Mietgegenstande haben und auf alleinige Kosten des jeweiligen Nutzers erfolgen. Die Betriebskosten werden jahrlich kalkuliert und in gleichbleibenden monatlichen Teilbetragen vorschuBweise gegen jahrliche Verrechnung bis zum 30. Juni des folgenden Jahres eingehoben. Sollten sich durch unvorhergesehene Erhohungen, aber auch Einsparungen, wahrend des Jahres wesentliche Anderungen der Kalkulationsgrundlage ergeben, ist eine Anderung der Akonti auch im laufenden Jahr moglich.
         Kosten fur Heizung sowie Warmwasser- und Kaitwasserversorgung sind in den Betriebskosten nicht enthalten und werden getrennt verrechnet. Der Mieter verpflichtet sich zum AbschluB eines Einzellieferungsvertrages zu marktublichen Konditionen mit dem Betreiber dur durch die Fernwarme Wien gespeisten zentralen Versorgungsanlage.

3.4 Gemeinsam mIt den Betriebskosten wird ein Pflegebeitrag in Hohe von 3% des gemaB Pkt. 3.2 zur Vorschreibung gelangenden Hauptmietzinses eingehoben, der zur laufenden Pflege und schonheitlichen Erhaltung des Gebaudes dient. Die Instandhaltungsverpftichtung des Vermieters gemaB Pkt. 6.2 bleibt dadurch unberuhrt.

3.5 Die Umsatzsteuer wird in der jeweiligen gesetzlichen Hone vorgeschrieben. Der Hauptmietzins beruht auf der Geschaftsgrundlage, daB der Vermieter gemaB Section 6 Abs.2 UStG 1994 die Option

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         zur Regelbesteuerung wahmehmen kann. Solite aufgrund gesetzlicher
         Regelungen oder Anderung der Verwaltungsubung diese Regelbesteuerung nicbt mehr moglich sein, die unechte Steuerbefreiunq in Wirksamkeit treten und der Vermieter nicht mehr die Moglichkeit besitzen, Vorsteuem geltend zu machen bzw, verpflichtet werden, berelts zuerkannte Vorsteuern ruckzuerstatten werden die Vertragspartner einen gemeinsamen Ausgleich treffen.

3.6 Das Mietentgelt ist im voraus bis zum Ersten eines jeden Monats auf das vom Vermieter bekanntgegebene Konto zu Oberweisen, wobel fur die Rechtzeitigkeit der Zablung des Einlangen maBgebend ist. Der Mieter haftet dem Vermieter fur alle durcb verspatete Entgeitzahlung verur-sacbten Kosten. Fur den Fall des Zahlungsverzuges verpflichtet sich der Mieter zur Bezahlung von Verzugszinsen in Hohe der bankublichen Zinsen fur kurzfristige Ausleihungen fur den jeweils aushaftenden Betrag ab Falligkeit.

                                   4. KAUTION

4.1 Der Mieter ubergibt dom Vermieter bei Mietvertragsabscb1uB eine Bankgarantie in Hohe von vier Btuttomonantsmietentgoelten (Hauptmiezins, vorlaufiges Betriebskostenakonto inkl. Pflegabietrag sowie Ust.) das sind zum Zeitpunkt des Vertragsabsclusses ATS 962,780,.--.

4.2 Die Kaution dient zur Sicherstellung des Mietentgeltes, der prdnungsgemaBen Instandhaltung des Mietobjektas einschIieBlich der Beseitigung wertmindernder baulicher Veranderungen durch den Mieter. Derr Vermieter ist berechitgt, trotz Falligkiet nicht belichene Forderungen gegen den Mieter aus oben genannter Kaution zu decken. Dar Mieter ist verpflichtet, im Falle der berechtigten Inanspruchnahme der Kaution die Erhohng auf die verienbarte ursprungliche Hohe zuzuglich Wertsicherung analog dem Hauptmietzins zu veranlasse.n
         Der Mieter darf diese Kaution keiner zahlungsverpflicbtung, insbesondere auch nicht zur Rerablung von Bezahlung von Mietsinsruckstannden widmen.

4.3 Die Ruckstellung der Bankgarantie erfolgt innerhalb einer Woche nach ordnungsgemaBer Ruckgabe des Mietgegenstandes an den Vermieter gemaB Pkt. 6.5 und Pkt. 7.3.

                        5. UNTERVERMIETUNG UND WEITERGABE

5.1 Der Mieter darf ohne schriftliche Zustimmung des Vermieters, die dieser nur bei Vorliegen wichtiger Grunde verweigern kann, das Mietobjekt weder entgeltlich noch unentgeltich, weder ganz noch teilweise dritten Personen uberlassan, auch nicht im Wege eines allfalligen Gesellschaftsverhaltnisses, Pachtvrtrages, etc. In keinem Falle ist es dem Mieter gastattet, Rechte aus diesem Vertrag zur Ganze oder tellweise dritten Personen abzutreten oder an solche - in welcher Rechtsform auch immer - zu ubetragen.
         Eine Ausnabme von diesen Grundsatzen wird hinsichtlich von Konzemuntemehmen ISd Section 15 AktG vereinbart, sofern diese den Meitgegenstand fur den gleichan Gescbatfszweck (vgl. Pkt. 1.3) nutzen.

5.2 Eine allfallige Uberlassung der Mietrechte ist gegenuber dem Vermieter jedendalls erst ab jenem Zeitpunky wirksam, in dem diese Uberlassung dem Vermieter nachweislich mittels eingeschriebenem Brief zur Kenntnis gebracht wird.

                    6. INSTANDHALTUNG, BAULICHE VERANDERUNGEN

6.1 Der Vermeiter ubrgibt den Mietgegenstand It. Blg. Bau- und Ausstattungs-beschreiltung In neusm Zustand. Liegen sichtbare Mangel vor, so sind diese im Zuge der Obemahme in ceinem Protokoll festzuhalten. Der Vermieter wird daraufhin die Mangelbehebung innerhalb angemessener Frist veranlassen. Werden in dem Protokoll keine Mangel vermerkt, so wird durch dieses Protokoll beiderseits bestatigt,baB keine sichtbaren Mangel vorliegen.
         Der Mieter hat nach der Ubergabe und wahrend der gesamten Dauer des Mietverhaltnisses auftretende Mangel sowie Schaden am Mietgegenstand - soweit er zu deren Behebung nicht selbst verpflichtet ist - dem Vermieter unverzuglich anzuzeigen. Erfolgt die Anzeige verspatet oder uberhaupt nicht, sodaB der Vermieter nictht rechtzeitig MaBnahmen zur Schadensbehebung veranlassen kann, ist der Mieter schadenersatzpflichtig. Behebt der Vermieter die angezeigtenieigten Schanden bzw. Mangel binnen angemessener Frist, ist der Mieter nicht berechtigt, weitere Anspuche zu stellen oder Rechtsfolgen abzuleiten.
         Der Mieter ist verpflichtet, den Mietgegenstand pfleglich zu behandeln und haftet gemaB Section 1111 ABGB fur jeden Schaden, der dem Vermieter aus einer unsachgemaBen Behandlung des Mietgegenstandes durch ihn sowie Besucher oder sonstige Benutzer entsteht.

6.2 Der Vermieter ist verpflichtet, das Gebaude, in dem sich die Mietraume befonden, wahrend der Bestandsdauer gegen Brandschaen ausreichend versichern zu lassen, es auf seine Kosten in baulich gut benutzbarem Zustand zu halten und alle notwendig werdenden Instandhaltungsarbeiten, die der Behebung von emsten Schaden der allgemeinen Teils des Hauses dienen, auf seine Kosten vornohmen zu lassen.
         Notwendige Erhaltungs- und Verbesserungsarbeiten am Haus konnen auch ohne Zustimmung des Mieters vorgenommon werden. Solche Arbeiten sind - gegebenenfalls auch innerhalb des Mietgegenstandes - vom Mieter zu duldon. Die betroffenen Raume sind wahrend der ublichen Geschaftzieiten zuganglich zu machen, wobei eine Vorankundigung zu erfolgen hat (ausgenommen Gefahr im Verzug). Bei Verzogerung oder Verhinderung solchor Arbeiten durch den Mieter ist der dadurch entstehende Schaden vom Mieter zu tragen. Aus der Duldung derartiger Arbeiten ist - sofern der Schaden nicht auf grobes Verschulden des Vermieters zurckzufuhren ist - kein Anspruch auf Scrhadeneratz, Minderung oder Ruckhaltung der Miete ableitbar.

6.3 Der Meiter verpflichtet sich hingegen alle Reparaturen und Wartungsarbeiten, sowie die laufenden Instandhaltungsarbeiten im Innrren des Mietgegenstandes, wie z. B. das Ausmalen der Mietraurme, Instandhaltung der Bodenbeiage, Reparaturen der Gerate, Turen und Fenster an der Innenseite von hiezu befugten Gewerbsleuten ohne Verzogerung sowie auf eigenen Veranlassung und Rechnung durchfuhren zu lassen, und verzichtet auf das Recht, die Instandhaltung im Inneren des Mietgegenstandes vom Vermieter zu fordem.

6.4 Bauliche Veranderungen des Mietgegenstandes, das sind insbesondere Anderungen der GrundriBgestaltung und des auBereb Erscheinungsbildes, durfen nur mit Bewilligung des Vermieters erfolgen. Diese setzt die Vorlage einer planlichen Darstellung der MaBnahme voraus. Der Mieter hat jede von ihm beabsichtige bauliche Veranderung des Mietgegenstandes der Vermieter anzuzeigen.
         Fur den Fall von mieterseitigen baulichen MaBnahmen vetpflichtt sich der Mieter, der Vermieter samtliche zur Erstellung von Bestandsplanen erforderliche Informationen un Unterlagen uber die endgulitge Ausfuhrung zu ubergeben (insbesondere entsprechende Plane auf Diskette in dxf-files).
         Bei beendigung des Mietverhaltnisses hat der Vermeiter das Wahlrecht, entweder auf die Wiederherstellung de ursprunglichen Zustandes zu bestehen, wenn der Vermietet sich dieses Recht bei Genehmigung der Veranderung vorbehalton hat, oder die investition des Mieters in den Mietgegenstand analog Section 10 MRG zu ersetzen.

6.5 Samtliche Raume de Mietgegenstandes sind bei Ruckstellung von den eingebtachten Fah nissen zu raumen, der Wandanstrich zu erneuern und ansonsten unter Berucksichtigung einer normalen Abnutzung in neuwertigem und saubberem Zustand besenreln zu ubergeben. Uber diese Ubergabo ist nach gemeinsamer Begehung ein Protokoll zu erstellen.
         Im Falle der Ruckstellung des Mietgegenstandes ohne Erfullung dieser Verpflichtungen werden die erforderlichen MaBnahmen auf Veranlassung des Vermieters innerthalb angemessener Zeit zulasten des Mieters durchgefurt, Bls zur wiederherstellung des ordnungsgemaBen Zusstandes ist das laufende Mietentgelt vom Mieter weiter zu entrichten. Fahrnisse, die der Mieter bei Ruckstellung im Mietobjekt bbelaBt und im Ubergabeprotokoll enthalten sind, gehen in das Eigentum des Vermeiters uber, der die zuruckgelassenen Gegen stande auf Kosten des Mieters ueiner Verwertung zufuhren kann.

                            7. BENUTZUNG, WERBEMITTEL

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7.1      Bei der Benuzung des Mietobjektes sowie der Anlieferung und Entsorgung ist eine Storung der anderen Mieter durch Larm tunlichst zu vermeiden. Liefertatigkeiten sind auf Werktage im Zeitraum zwischen 08.00 bis
         18.00 Uhr (sa 09.00 bis 12.00) zu beschranken.
         Das Abstellen von Gegenstanden auBerhalb des Mietobjektes ist unzulassig. Motorfahrzeuge jeglicher Art durfen ohne gesonderte Vereinbarung wedee im Gebaude, noch im Mietgegenstand noch sonstwo auf der Liegenschaft abgestellt werden.

7.2 Im Hinblick auf ein geordnetes Erscheinungsbild der gesamten Wohnhausanlage behalt sich der Vetmieter die vorherige Genehmigung samtllicher Beschriftungen, Beschilderungen, Anbringung von Reklame jeglicher Art (im folgenden kurz "Wetbemitte") ausdrucklich vor. Der Mieter verpflichtet sich, die beabsichtigten derartigen MaBnahmen rechtzeitig vor deren Umsetzung dem Vermieter in genauer planlicher Darstellung und Beschreibung zur Abstimmung mit dem vom Vermieter beauftragten Architekten sowie zur Genehmigung vorzulegen. Der Vermieter kann diese Genehmigung nur dann verweigern, wenn die MaBnahmen von der ublichen Beschaffenheit oder dem ublichen AusmaB abweichen, die Werbeerfordernisse anderer Mieter nicht ausreichend berucksichtigt sind bzw. das Erscheinungsbild der Ladenzeile oder der gesamten Wohnhausanlage dadurch gestort wird. Das Verkleben von Fenstern ist untersagt.
         Der Mieter hat fur die Montage, Wartung, Erhaltung und Erneuerung der Werbemittel, die Einholung der erforderlichen behordlichen Bewilligungen sowie die Begleichung allfalliger Gebrauchsabgaben
         Sorge zu tragen.
         Der Mieter ermachtigh den Vermeiter, Werbemittel, die ohne diese Genehmigung angebracht werden, nach vorheriger Aufforderung des Mieters zur Entferung unter Setzung einer angemessenen Frist auf Kosten des Mieters zu entfemen und zu entsorgen.
         Bei Beendigung des Mietverhaltnisses sind die Werbemittel vom Mieter auf seine Kosten zu entfernen und auf seine Kosten eine allfallige Beschadigung der Befestigungsstelle zu beheben. Bei VerstoB gegen diese Regelung hat der Vermieter nach Setzung einer angemessenen Nachfrist das Recht, die Entfemung und Entsorgung der Werbemittel ohne weitere Ankunndigun auf Kosten des Mieters zu veernlassen.

7.3 Fur die Mietdauer werden dem Mieter die eforderllichen Achlussel ausgehandigt. Die Ubergabe hat in einer Schlusselaufstellung bestatigh zu wreden.
         Der Meiter ist verpflichtet, bei Ruck stellung des Mietobjektes ale Schlussel, auch zusatzlich angefertigte, dem Vermieter kostelos u ubergeben. Fehlen Schlussel, so sind diese - auf Verlangen des vermieters auch das ganze SchloBayatem - vom Mieter auf dessen Kosten zu ersetzen. Wird das SchloB ernerert, so sind drei Schlussel und die fur die anderen Mieter anorderliche Anzahl von Schlussel zu ersetzen.

             8. RECHT DES VERMIETERS, DEN MIETGEGENSTAND ZU BETRETEN

8.1 Der Vermieter oder ein von Ihm schriftlich Bevollmachtigter ist bei Vorligen eines wichtigen Grundes innerhalb der ublichen Geschaftszeiten jederzeituit gegen vorherige Anmeldung berechtight, den Mietgegenstand in Beisein des Mieters zu betreten. Ist In Fallen von Gefar in Verzug der MIctgegenst~nd Meitgegenstand unbeaufsichtigt, und kann der Mieter nicht innerhalb des enforderlichen Zeitraumes verstandigt werden, durfen Organe des Sicherheitsdienstes (Polize,Feuerwehr) auf Kosten des Mieters beigezogen werden. Die Feuewehr bzw. der Brandschutzbeauftragte sind in diesen Fallen berecgtigt, den Zutritt mittels Generalhauptschlussel zu ermoglichen.

8.2 Der Mieterverpflichtet sich, innerhaulb der letzten drei Monate vor Auflosung des Meitverhaltnisses die Besichtigung des Mietobjektes an Werktagen zwischen 09:00 und 16:00 Uhr gegen Vornmeldung im HochstausmaB von Zwei Studen pro Tag zuzulasssen.

                              9. AUFTECHNUNGSVETBOT

9.1 Der Mieter ist nicht berechtigt, allfalligel Gegenfortderungen - aus welchem Titel immer - mit dem Meitentgelt zu kompensieren oder aus diesem Grund den Mietzins ganz oder teilweise

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         zuruckzuhalten. Vom Aufrechnungsverbot ausgenommen sind gerichtlich festgestellte oder ausdrucklich anerkannte Forderungen.

                             10. KOSTEN UND GEBUHREN

10.1 Die mit der Errichtung und Vergebuhring dieses Mietvertrages verbundenen staatlichen Gebuhren ttagtt der Mieter. Die Kosten einer allfalliden rechtsfreutndlichen Beratung und Vertretung tragt jeder Vertragsteil fur sich.

10.2 Fur Zwecke der Gebuhrenbemessun witd festgestellt, daB der auf den Mietgegenstand entfallende Gesamtmietzins einschlieBlich Nebenkosten pro Jahr voraussichtlich ATS 2,888,350.--inkl. Ust. Betragen wird.

                           11. ALLGEMEINE BESTIMMUNGEN

11.1 Der Bestand dises vertrages wird durch die Unwirksamkeit einzelner Best;mmungen desselben nicht beruhrt. Eine unwirksame Bestimmund ist von den Vertragsparteien surch eine andere gultige und zulassige Bestimmung zu ersetzen, die sem Sinn und Zweck der weggefallenen Bestimmung entspricht.

11.2 Anderungen der Anschrift der Vertragspartner sind dem anderen Teil schriftlich bekanntzugeben, widrigenfalls Postsendungen an die zuletzt bekanntgegebene Anschrift als ordnungsgemaB zugestellt gelten.

11.3 Allfallige, vor AbschluB dieses Vertrages schriftlich oder mundlich getroffene Verinbarinbarungen verlieren bei VertragssabschluB ihre Gultigkeit; eine Anderung dieses Vertrages bedarf der Schriftfirm. Das Abegehen vom Erfordemis der Schriftlichkeit kann ebendalls nur schriftlich vereinbart werden.

11.4 Dieser Meirvertrg wird in drei Ausfertigungen errichtet, von denen jeder Vertragsteil je eine Ausfertigung erhalt. Eine Ausfertigung ist fur das Finanzamt fur Gebuhren und Verkehrssteuem bestimmt, dem damtliche Ausfertigungen im Original anzuzeigen sind.

11.5 Fur den des Vermeirerwechsels verpflichtet sich der Vertieter, auch seine rechtsnachfolger an diesen Vertrag zu binden

11.6 Enivernehmlich ird der Vertrag ausschlieBlich in osterreichischer Wahrung ausgefertigt. Der Vermeiter hat die im Vertrag bekanntgegebenen Betrage vor dem 01.01.2002 zusatzlich such ir Euro shcriftlich bakanntzugeben.

Wein am _____________________               Wein am _____________________



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